Horizon Bancorp, Inc. Reports First Quarter 2026 Results
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Contact:	John R. Stewart, CFA
EVP, Chief Financial Officer
Phone:	(219) 814–5833
Fax:	(219) 874–9280
Date:	April 22, 2026

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Reports First Quarter 2026 Results, Highlighted by Continued Peer Leading Profitability Metrics and Solid Capital Growth

Michigan City, Indiana, April 22, 2026 (GLOBE NEWSWIRE) – (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. (“Horizon” or the “Company”), the parent company of Horizon Bank (the “Bank”), announced its unaudited financial results for the three months ended March 31, 2026.

“Horizon’s first quarter results demonstrate the consistency of our profitability profile and the strength of Horizon’s high quality community banking model. Annualized returns on average assets again exceeded 1.60% and the net interest margin continued to be durable at 4.29%. Notably, our strategic focus on core deposit gathering yielded significant results during the quarter, delivering 11% annualized growth, led by 23% annualized growth in non-interest-bearing balances", President and CEO, Thomas Prame stated. "We are encouraged by the stability and predictability we see in our financial performance, driving significant value for our shareholders, despite what has become a volatile macro-economic environment. Our 2026 outlook is unchanged, which should yield solid balance sheet growth coupled with consistent, top-tier profitability metrics. The commercial loan engine continues to produce disciplined, high-quality growth, funded by relationship-based deposits across our attractive footprint. Within the quarter, credit quality remained excellent, expenses were well managed and capital generation continues to be a strength. Most importantly, our long-term shareholder value proposition remained steadfast, aimed at delivering a durable profitability profile, disciplined organic growth and peer leading capital generation".

Net income for the three months ended March 31, 2026 was $26.2 million, or $0.51 per diluted share, compared to net income of $26.9 million, or $0.53, for the fourth quarter of 2025 and net income of $23.9 million, or $0.54 per diluted share, for the first quarter of 2025, which included the $7.0 million pre-tax gain on the sale of the mortgage warehouse business.

Horizon Bancorp, Inc. Reports First Quarter 2026 Results

First Quarter 2026 Highlights

•Durability of top-tier performance metrics are reflective of the strong performance of Horizon’s community banking model. The Company generated a return on average assets was 1.62%, consistent with the fourth quarter of 2025, and a return on average tangible common equity of 19.02%.

•Net interest income of $62.2 million was up 19.1% compared with $52.3 million in the year ago period. The net interest margin, on a fully taxable equivalent ("FTE") basis1, remained strong at 4.29%. These results were consistent with the three months ended December 31, 2025, and significantly higher than the 3.04% reported in the comparable year ago period.

•Excellent growth in total deposits, up $146.9 million, or 11.3% annualized, highlighted by an increase of $60.8 million in non-interest-bearing deposits, or 22.8% annualized. Additionally, total interest-bearing deposit costs declined by another 7 basis points from the prior quarter. The strong quarter in deposits provides ample funding for loan growth in subsequent quarters, but did result in elevated interest-earning cash balances during the first quarter. The elevated cash balance dampened the Q1 2026 net interest margin by about 4 basis points.

•Commercial loans increased $34.2 million, or 4.0% annualized, while total loans were stable from year end 2025. Management maintained disciplined pricing on new mortgage originations, electing to not leverage the balance sheet into lower yielding residential mortgages in Q1. Lending activity exiting the quarter provides confidence in future loan growth expectations and new production spreads.

•Credit quality remained strong, with annualized net charge offs of 0.05% of average loans during the first quarter. Non-performing assets remain well within expected and historical ranges, with non-performing assets to total assets of 0.67%.

•Expenses for the first quarter were well managed at $40.7 million, reflecting a disciplined approach to the continuous review of staffing models and variable expenses.

1 Non-GAAP financial metric. See non-GAAP reconciliation included herein for the most directly comparable GAAP measure.

Horizon Bancorp, Inc. Reports First Quarter 2026 Results

	Financial Highlights
	(Dollars in Thousands Except Share and Per Share Data and Ratios)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Income statement:
Net interest income	$62,240	$63,476	$58,386	$55,355	$52,267
Provision for credit losses	391	1,630	(3,572)	2,462	1,376
Non-interest income (loss)	11,243	11,463	(295,334)	10,920	16,499
Non-interest expense	40,747	40,615	52,952	39,417	39,306
Income tax expense (benefit)	6,177	5,773	(64,338)	3,752	4,141
Net Income (Loss)	$26,168	$26,921	$(221,990)	$20,644	$23,943

Per share data:
Basic earnings (loss) per share	$0.51	$0.53	$(4.69)	$0.47	$0.55
Diluted earnings (loss) per share	0.51	0.53	(4.69)	0.47	0.54
Cash dividends declared per common share	0.16	0.16	0.16	0.16	0.16
Book value per common share	13.69	13.50	12.96	18.06	17.72
Market value - high	18.68	18.47	16.88	15.88	17.76
Market value - low	15.57	15.04	15.01	12.92	15.00
Weighted average shares outstanding - Basic	50,987,426	50,975,693	47,311,642	43,794,490	43,777,109
Weighted average shares outstanding - Diluted	51,243,002	51,277,134	47,311,642	44,034,663	43,954,164
Common shares outstanding (end of period)	51,056,888	50,978,030	50,970,530	43,801,507	43,785,932

Key ratios:
Return on average assets	1.62%	1.63%	(12.07)%	1.09%	1.25%
Return on average stockholders' equity	14.99	15.71	(120.37)	10.49	12.44
Total equity to total assets	10.65	10.69	9.84	10.34	10.18
Total loans to deposit ratio	90.15	92.62	87.41	87.52	85.21
Allowance for credit losses to HFI loans	1.05	1.05	1.04	1.09	1.07
Annualized net charge-offs of average total loans (1)	0.05	0.08	0.07	0.02	0.07
Efficiency ratio	55.45	54.20	(22.35)	59.47	57.16

Key metrics (Non-GAAP) (2)
Net FTE interest margin	4.29%	4.29%	3.52%	3.23%	3.04%
Return on average tangible common equity	19.02	20.66	(155.03)	13.24	15.79
Tangible common equity to tangible assets	8.39	8.38	7.60	8.37	8.19
Tangible book value per common share	$10.52	$10.32	$9.76	$14.32	$13.96

(1) Average total loans includes loans held for investment and held for sale.
(2) Non-GAAP financial metrics. See non-GAAP reconciliation included herein for the most directly comparable GAAP measures.

Horizon Bancorp, Inc. Reports First Quarter 2026 Results
Income Statement Highlights

Net Interest Income

Net interest income was $62.2 million in the first quarter of 2026, compared to $63.5 million in the fourth quarter of 2025, driven by the continued strength of the Company's net FTE interest margin1, which remained consistent at 4.29% for the first quarter of 2026 and the fourth quarter of 2025. The margin's resilience is reflective of continued disciplined loan and deposit pricing, a favorable cash reinvestment profile and strong core deposit growth during the quarter.

Provision for Credit Losses

During the first quarter of 2026, the Company recorded a provision for credit losses of $0.4 million. This compares to a recorded provision for credit losses of $1.6 million during the fourth quarter of 2025, and $1.4 million during the first quarter of 2025. The decrease in the provision for credit losses during the first quarter of 2026 when compared with the fourth quarter of 2025 was primarily due to modest net loan growth and slight changes in the baseline economic outlook.

For the first quarter of 2026, net charge-offs were $0.6 million, or an annualized 0.05% of average loans outstanding, compared to net charge-offs of $1.0 million, or an annualized 0.08% of average loans outstanding for the fourth quarter of 2025, and net charge-offs of $0.9 million, or an annualized 0.07% of average loans outstanding, in the first quarter of 2025.

The Company’s allowance for credit losses as a percentage of period-end loans HFI was 1.05% at March 31, 2026, consistent with December 31, 2025, and down from 1.07% at March 31, 2025.

Non-Interest Income

For the Quarter Ended	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in Thousands)	2026	2025	2025	2025	2025
Non-interest (Loss) Income
Service charges on deposit accounts	$3,524	$3,341	$3,474	$3,208	$3,208
Wire transfer fees	63	66	71	69	71
Interchange fees	3,373	3,445	3,510	3,403	3,241
Fiduciary activities	1,556	1,560	1,363	1,251	1,326
Gain (loss) on sale of investment securities	—	1	(299,132)	—	(407)
Gain on sale of mortgage loans	1,090	1,296	1,208	1,219	1,076
Mortgage servicing income net of impairment	337	352	351	375	385
Increase in cash value of bank owned life insurance	333	360	379	346	335
Other income (loss)	967	1,042	(6,558)	1,049	7,264
Total non-interest (loss) income	$11,243	$11,463	$(295,334)	$10,920	$16,499

Total non-interest income was $11.2 million in the first quarter of 2026, compared to non-interest income of $11.5 million in the fourth quarter of 2025. The decrease in non-interest income of $0.2 million is primarily attributable to a decrease in gains on the sale of mortgage loans, due to reduced loan origination and sales volumes. The decrease was partially offset by an increase in seasonal service charges on deposit accounts of $0.2 million. All other components of non-interest income remained relatively stable quarter over quarter.

1 Non-GAAP financial metric. See non-GAAP reconciliation included herein for the most directly comparable GAAP measure.

Horizon Bancorp, Inc. Reports First Quarter 2026 Results

Non-Interest Expense

For the Quarter Ended	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in Thousands)	2026	2025	2025	2025	2025
Non-interest Expense
Salaries and employee benefits	$23,187	$21,895	$22,698	$22,731	$22,414
Net occupancy expenses	4,197	3,718	3,321	3,127	3,702
Data processing	3,353	3,128	2,933	2,951	2,872
Professional fees	929	1,083	808	735	826
Outside services and consultants	2,764	3,035	3,844	3,278	3,265
Loan expense	1,219	1,183	1,237	1,231	689
FDIC insurance expense	1,023	1,251	1,345	1,216	1,288
Core deposit intangible amortization	675	706	706	816	816
Merger related expenses	—	—	—	—	305
Prepayment penalties	—	—	12,680	—	—
Other losses	192	732	131	245	228
Other expense	3,208	3,884	3,249	3,087	2,901
Total non-interest expense	$40,747	$40,615	$52,952	$39,417	$39,306

Total non-interest expense was $40.7 million in the first quarter of 2026, compared to $40.6 million in the fourth quarter of 2025. The slight increase was primarily driven by higher salaries and employee benefits of $1.3 million, largely reflecting increased benefit-related costs at the beginning of the year, and a $0.5 million seasonal increase in occupancy expense. These increases were partially offset by a $0.7 million reduction in other expenses, primarily due to lower marketing cost and decreased outside services and consulting expense. In addition, other losses declined by $0.5 million, as the prior quarter included the write-off of unamortized issuance costs related to the early redemption of the Company's subordinated notes due 2030. All other components of non-interest expense remained relatively stable quarter over quarter.

Income Taxes

Horizon recorded a net tax expense of $6.2 million for the first quarter of 2026, resulting in an effective tax rate of 19.1%, which is consistent with the Company's estimated annual effective tax rate.

Balance Sheet Highlights

Total assets increased by $127.6 million, or 2.0%, to $6.6 billion as of March 31, 2026, compared to $6.4 billion as of December 31, 2025. Asset growth during the period was primarily driven by an increase in interest earning deposits of $118.1 million, reflecting strong liquidity positioning, and a $6.9 million increase in investment securities. Total loans were $4.9 billion at March 31, 2026, an increase of $2.0 million from December 31, 2025. Net loan growth in the quarter was modest, but expressed solid origination volumes and disciplined pricing in commercial loans that was largely offset by runoff within the consumer and residential loan portfolios.

Total deposits increased by $146.9 million, or 2.8%, to $5.4 billion as of March 31, 2026 compared to December 31, 2025. Deposit growth was driven by a $61.3 million increase in time deposits, a $60.8 million increase in non-interest-bearing demand deposits, and a $52.9 million increase in savings and money market balances, reflecting continued success in core deposit gathering efforts. These increases were partially offset by a $28.1 million decrease in interest-bearing deposits, consistent with management's previously communicated strategy to de-emphasize higher-cost, transactional deposit relationships.

Overall, balance sheet growth during the quarter reflected a combination of steady asset growth, proactive liquidity management, and ongoing efforts to grow and optimize the deposit base. Management continues to focus on maintaining a strong funding position while supporting measured, relationship-driven loan growth aligned with long-term strategic objectives.

Horizon Bancorp, Inc. Reports First Quarter 2026 Results
Capital

The following table presents the Consolidated Regulatory Capital Ratios of the Company for the previous three quarters, and the Company’s preliminary estimate of its consolidated regulatory capital ratios for the quarter ended March 31, 2026:

For the Quarter Ended	March 31,	December 31,	September 30,	June 30,
	2026*	2025	2025	2025
Consolidated Capital Ratios
Total capital (to risk-weighted assets)	14.77%	14.36%	15.00%	14.44%
Tier 1 capital (to risk-weighted assets)	11.91	11.51	11.27	12.48
Common equity tier 1 capital (to risk-weighted assets)	10.82	10.42	10.17	11.48
Tier 1 capital (to average assets)	9.84	9.55	8.22	9.59
*Preliminary estimate - may be subject to change

As of March 31, 2026, the ratio of total stockholders’ equity to total assets is 10.65%. Book value per common share was $13.69, increasing $0.19 during the first quarter of 2026, as growth in retained earnings was partially offset by modestly higher levels of other comprehensive losses.

Tangible common equity1 totaled $537.3 million at March 31, 2026, and the ratio of tangible common equity to tangible assets1 was 8.39% at March 31, 2026, up from 8.38% at December 31, 2025. Tangible book value, which excludes intangible assets from total equity, per common share1 was $10.52, increasing $0.20 during the first quarter of 2026.

Credit Quality

As of March 31, 2026, total non-accrual loans increased by $2.3 million from December 31, 2025, and represent 0.71% of total loans held for investment. Total non-performing assets increased $3.4 million, to $44.0 million, compared with $40.6 million at December 31, 2025. Non-performing assets are 0.67% of total assets at quarter end, up slightly from 0.63% at December 31, 2025.

For the quarter ended March 31, 2026, net charge-offs were $0.6 million, or 0.05% annualized of average loans, compared to $1.0 million as of December 31, 2025. Charge‑off levels during the quarter remained low and consistent with management’s expectations, reflecting a continued focus on discipline underwriting and proactive portfolio monitoring. Overall, credit metrics remain stable, and management continues to closely monitor portfolio performance in the current economic environment.

1 Non-GAAP financial metric. See non-GAAP reconciliation included herein for the most directly comparable GAAP measure.

Horizon Bancorp, Inc. Reports First Quarter 2026 Results
Earnings Conference Call

As previously announced, Horizon will host a conference call to review its first quarter financial results and operating performance.

Participants may access the live conference call on April 23, 2026 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 1-833-974-2379 from the United States and Canada or 1-412-317-5772 from international locations and requesting the “Horizon Bancorp, Inc. Call.” Participants are asked to dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference through May 23, 2026. The replay may be accessed by dialing 1-855-669-9658 from the United States and Canada, or 1–412–317-0088 from other international locations, and entering the access code 2139263.

About Horizon Bancorp, Inc.

Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $6.6 billion-asset commercial bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon's retail offerings include prime residential and other secured consumer lending to in-market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in-market business banking and treasury management services, as well as equipment financing solutions for customers regionally and nationally, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana's Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Use of Non-GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP. Specifically, we have included non-GAAP financial measures relating to net income, diluted earnings per share, pre-tax, pre-provision net income, net interest margin, tangible stockholders’ equity and tangible book value per share, efficiency ratio, the return on average assets, the return on average common equity, and return on average tangible equity. In each case, we have identified special circumstances that we consider to be non-recurring and have excluded them. Horizon believes these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business and financial results without giving effect to one-time costs and non–recurring items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure. See the tables and other information below and contained elsewhere in this press release for reconciliations of the non-GAAP information identified herein and its most comparable GAAP measures.

Horizon Bancorp, Inc. Reports First Quarter 2026 Results
Forward Looking Statements

This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission (the “SEC”). Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs, changes within the domestic and international macroeconomic environment, including trade policy, monetary and fiscal policy, inflation levels, and conditions in the investment, credit, interest rate, and derivatives markets, and their impact on Horizon and its customers; current financial conditions within the banking industry; changes in the level and volatility of interest rates, changes in spreads on earning assets and changes in interest bearing liabilities; increased interest rate sensitivity; loss of key Horizon personnel; increases in disintermediation; potential loss of fee income, including interchange fees, as new and emerging alternative payment platforms take a greater market share of the payment systems; estimates of fair value of certain of Horizon’s assets and liabilities; changes in prepayment speeds, loan originations, credit losses, market values, collateral securing loans and other assets; changes in sources of liquidity; legislative and regulatory actions and reforms; changes in accounting policies or procedures as may be adopted and required by regulatory agencies; litigation, regulatory enforcement, and legal compliance risk and costs; rapid technological developments and changes; cyber terrorism and data security breaches; the rising costs of cybersecurity; the ability of the U.S. federal government to manage federal debt limits; climate change and social justice initiatives; the inability to realize cost savings or revenues or to effectively implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; acts of terrorism, war and global conflicts, and the effects of foreign and military policies of the U.S. government; and supply chain disruptions and delays. These and additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Horizon’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov). Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Bancorp, Inc. Reports First Quarter 2026 Results

	Condensed Consolidated Statements of Income
	(Dollars in Thousands Except Per Share Data, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Interest Income
Loans receivable	$75,104	$77,238	$79,561	$78,618	$74,457
Investment securities - taxable	7,494	7,688	6,631	5,941	6,039
Investment securities - tax-exempt	2,544	2,498	4,581	6,088	6,192
Other	1,509	1,864	2,063	830	2,487
Total interest income	86,651	89,288	92,836	91,477	89,175
Interest Expense
Deposits	19,944	21,228	25,726	26,052	25,601
Borrowed funds	1,654	1,749	5,924	8,171	9,188
Subordinated notes	1,830	1,811	1,731	829	829
Junior subordinated debentures issued to capital trusts	983	1,024	1,069	1,070	1,290
Total interest expense	24,411	25,812	34,450	36,122	36,908
Net Interest Income	62,240	63,476	58,386	55,355	52,267
Provision for credit losses	391	1,630	(3,572)	2,462	1,376
Net Interest Income after Provision for Credit Losses	61,849	61,846	61,958	52,893	50,891
Non-interest Income
Service charges on deposit accounts	3,524	3,341	3,474	3,208	3,208
Wire transfer fees	63	66	71	69	71
Interchange fees	3,373	3,445	3,510	3,403	3,241
Fiduciary activities	1,556	1,560	1,363	1,251	1,326
Gain (loss) on sale of investment securities	—	1	(299,132)	—	(407)
Gain on sale of mortgage loans	1,090	1,296	1,208	1,219	1,076
Mortgage servicing income net of impairment	337	352	351	375	385
Increase in cash value of bank owned life insurance	333	360	379	346	335
Other income (loss)	967	1,042	(6,558)	1,049	7,264
Total non-interest income (loss)	11,243	11,463	(295,334)	10,920	16,499
Non-interest Expense
Salaries and employee benefits	23,187	21,895	22,698	22,731	22,414
Net occupancy expenses	4,197	3,718	3,321	3,127	3,702
Data processing	3,353	3,128	2,933	2,951	2,872
Professional fees	929	1,083	808	735	826
Outside services and consultants	2,764	3,035	3,844	3,278	3,265
Loan expense	1,219	1,183	1,237	1,231	689
FDIC insurance expense	1,023	1,251	1,345	1,216	1,288
Core deposit intangible amortization	675	706	706	816	816
Merger related expenses	—	—	—	—	305
Prepayment penalties	—	—	12,680	—	—
Other losses	192	732	131	245	228
Other expense	3,208	3,884	3,249	3,087	2,901
Total non-interest expense	40,747	40,615	52,952	39,417	39,306
Income (Loss) Before Income Taxes	32,345	32,694	(286,328)	24,396	28,084
Income tax expense (benefit)	6,177	5,773	(64,338)	3,752	4,141
Net Income (Loss)	$26,168	$26,921	$(221,990)	$20,644	$23,943
Basic Earnings (Loss) Per Share	$0.51	$0.53	$(4.69)	$0.47	$0.55
Diluted Earnings (Loss) Per Share	0.51	0.53	(4.69)	0.47	0.54

Horizon Bancorp, Inc. Reports First Quarter 2026 Results

	Condensed Consolidated Balance Sheet
	(Dollars in Thousands, Unaudited)
	Three Months Ended for the Period
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Assets
Interest earning assets
Federal funds sold	$—	$—	$—	$2,024	$—
Interest earning deposits	190,717	72,646	381,860	34,174	80,023
Federal Home Loan Bank stock	45,713	45,713	45,713	45,412	45,412
Investment securities, held for trading	3,983	3,883	598	—	—
Investment securities, available for sale	882,168	875,414	883,242	231,999	231,431
Investment securities, held to maturity	—	—	—	1,819,087	1,843,851
Loans held for sale	9,821	9,778	1,921	2,994	3,253
Gross loans held for investment (HFI)	4,878,549	4,876,542	4,823,669	4,985,582	4,909,815
Total Interest earning assets	6,010,951	5,883,976	6,137,003	7,121,272	7,113,785
Non-interest earning assets
Allowance for credit losses	(51,297)	(51,299)	(50,178)	(54,399)	(52,654)
Cash	68,354	66,813	76,395	101,719	89,643
Cash value of life insurance	37,065	36,732	37,762	37,755	37,409
Other assets	217,649	215,460	226,247	148,773	143,675
Goodwill	155,211	155,211	155,211	155,211	155,211
Other intangible assets	6,505	7,180	7,886	8,592	9,407
Premises and equipment, net	90,763	92,805	93,413	93,398	93,499
Interest receivable	29,015	29,733	28,758	39,730	38,663
Total non-interest earning assets	553,265	552,635	575,494	530,779	514,853
Total assets	$6,564,216	$6,436,611	$6,712,497	$7,652,051	$7,628,638
Liabilities
Savings and money market deposits	$3,119,034	$3,094,231	$3,198,332	$3,385,413	$3,393,371
Time deposits	1,163,807	1,102,478	1,199,681	1,193,180	1,245,088
Borrowings	159,825	160,118	160,206	880,336	812,218
Repurchase agreements	66,004	88,468	86,966	95,089	87,851
Subordinated notes	98,262	98,215	154,011	55,807	55,772
Junior subordinated debentures issued to capital trusts	57,740	57,688	57,636	57,583	57,531
Total interest earning liabilities	4,664,672	4,601,198	4,856,832	5,667,408	5,651,831
Non-interest bearing deposits	1,139,466	1,078,708	1,122,888	1,121,163	1,127,324
Interest payable	8,537	12,892	12,395	14,007	11,441
Other liabilities	52,514	55,562	59,611	58,621	61,981
Total liabilities	5,865,189	5,748,360	6,051,726	6,861,199	6,852,577
Stockholders’ Equity
Preferred stock	—	—	—	—	—
Common stock	—	—	—	—	—
Additional paid-in capital	459,799	459,243	458,734	360,758	360,522
Retained earnings	272,941	255,004	236,312	466,497	452,945
Accumulated other comprehensive (loss)	(33,713)	(25,996)	(34,275)	(36,403)	(37,406)
Total stockholders’ equity	699,027	688,251	660,771	790,852	776,061
Total liabilities and stockholders’ equity	$6,564,216	$6,436,611	$6,712,497	$7,652,051	$7,628,638

Horizon Bancorp, Inc. Reports First Quarter 2026 Results

	Loans and Deposits
	(Dollars in Thousands, Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,	% Change
	2026	2025	2025	2025	2025	Q1'26 vs Q4'25	Q1'26 vs Q1'25
Loans:
Commercial real estate	$2,443,582	$2,421,863	$2,366,956	$2,321,951	$2,262,910	1%	8%
Commercial & Industrial	1,023,068	1,010,545	989,609	976,740	918,541	1%	11%
Total commercial	3,466,650	3,432,408	3,356,565	3,298,691	3,181,451	1%	9%
Residential Real estate	750,108	772,427	783,850	786,026	801,726	(3)%	(6)%
Consumer	661,791	671,707	683,254	900,865	926,638	(1)%	(29)%
Total loans held for investment	4,878,549	4,876,542	4,823,669	4,985,582	4,909,815	—%	(1)%
Loans held for sale	9,821	9,778	1,921	2,994	3,253	—%	202%
Total loans	$4,888,370	$4,886,320	$4,825,590	$4,988,576	$4,913,068	—%	(1)%

Deposits:
Interest bearing deposits	$1,611,795	$1,639,857	$1,715,471	$1,713,058	$1,713,991	(2)%	(6)%
Savings and money market deposits	1,507,239	1,454,374	1,482,861	1,672,355	1,679,380	4%	(10)%
Time deposits	1,163,807	1,102,478	1,199,681	1,193,180	1,245,088	6%	(7)%
Total Interest bearing deposits	4,282,841	4,196,709	4,398,013	4,578,593	4,638,459	2%	(8)%
Non-interest bearing deposits
Non-interest bearing deposits	1,139,466	1,078,708	1,122,888	1,121,164	1,127,324	6%	1%
Total deposits	$5,422,307	$5,275,417	$5,520,901	$5,699,757	$5,765,784	3%	(6)%

Horizon Bancorp, Inc. Reports First Quarter 2026 Results

	Average Balance Sheet
	(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
	Average Balance	Interest(4)(6)	Average Rate(4)	Average Balance	Interest(4)(6)	Average Rate(4)	Average Balance	Interest(4)(6)	Average Rate(4)
Assets
Interest earning assets
Interest earning deposits (incl. Fed Funds Sold)	$165,084	$1,509	3.71%	$182,017	$1,866	4.07%	$223,148	$2,487	4.52%
Federal Home Loan Bank stock	45,713	551	4.89%	45,713	616	5.35%	51,769	1,012	7.93%
Investment securities - taxable (1)	581,146	6,944	4.85%	570,786	7,071	4.91%	974,109	5,027	2.09%
Investment securities - non-taxable (1)	319,276	3,220	4.09%	312,988	3,162	4.01%	1,120,249	7,838	2.84%
Total investment securities	900,422	10,164	4.58%	883,774	10,233	4.59%	2,094,358	12,865	2.49%
Loans receivable (2) (3)	4,873,753	75,485	6.28%	4,855,824	77,628	6.34%	4,865,449	74,840	6.24%
Total interest earning assets	5,984,972	87,709	5.94%	5,967,328	90,343	6.01%	7,234,724	91,204	5.11%
Non-interest earning assets
Cash and due from banks	68,007			74,102			88,624
Allowance for credit losses	(51,217)			(49,815)			(51,863)
Other assets	533,989			545,520			483,765
Total average assets	$6,535,751			$6,537,135			$7,755,250

Liabilities and Stockholders' Equity
Interest bearing liabilities
Interest bearing demand deposits	$1,638,208	$4,587	1.14%	$1,686,435	$5,572	1.31%	$1,750,446	$6,491	1.50%
Saving and money market deposits	1,475,444	5,619	1.54%	1,445,144	5,587	1.53%	1,674,590	8,263	2.00%
Time deposits	1,153,484	9,739	3.42%	1,134,417	10,071	3.52%	1,212,386	10,847	3.63%
Total Deposits	4,267,136	19,945	1.90%	4,265,996	21,230	1.97%	4,637,422	25,601	2.24%
Borrowings	150,229	1,421	3.84%	150,304	1,452	3.83%	971,496	8,772	3.66%
Repurchase agreements	77,376	233	1.22%	87,160	295	1.34%	88,469	416	1.91%
Subordinated notes	98,231	1,830	7.56%	98,185	1,812	7.32%	55,750	829	6.03%
Junior subordinated debentures issued to capital trusts	57,706	983	6.91%	57,655	1,023	7.04%	57,497	1,290	9.10%
Total interest bearing liabilities	4,650,678	24,412	2.13%	4,659,300	25,812	2.20%	5,810,634	36,908	2.58%
Non-interest bearing liabilities
Demand deposits	1,117,930			1,137,639			1,085,826
Accrued interest payable and other liabilities	59,227			60,375			78,521
Stockholders' equity	707,916			679,821			780,269
Total average liabilities and stockholders' equity	$6,535,751			$6,537,135			$7,755,250
Net FTE interest income (non-GAAP) (5)		$63,297			$64,531			$54,296
Less FTE adjustments (4)		1,057			1,055			2,029
Net Interest Income		$62,240			$63,476			$52,267
Net FTE interest margin (Non-GAAP) (4)(5)			4.29%			4.29%			3.04%
(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.
(2) Includes fees on loans held for sale and held for investment. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non-accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.
(4) Management believes fully taxable equivalent, or FTE, interest income is useful to investors in evaluating the Company's performance as a comparison of the returns between a tax-free investment and a taxable alternative. The Company adjusts interest income and average rates for tax-exempt loans and securities to an FTE basis utilizing a 21% tax rate.

(5) Non-GAAP financial metric. See non-GAAP reconciliation included herein for the most directly comparable GAAP measure.
(6) Includes dividend income on Federal Home Loan Bank stock

Horizon Bancorp, Inc. Reports First Quarter 2026 Results

	Credit Quality
	(Dollars in Thousands Except Ratios, Unaudited)
	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,	% Change
	2026	2025	2025	2025	2025	Q1'26 vs Q4'25	Q1'26 vs Q1'25
Non-accrual loans
Commercial	$15,761	$14,549	$12,303	$7,547	$8,172	8%	93%
Residential Real estate	10,607	10,087	9,256	9,525	12,763	5%	(17)%
Consumer	8,416	7,821	7,799	7,222	7,875	8%	7%
Total non-accrual loans	34,784	32,457	29,358	24,294	28,810	7%	21%
90 days and greater delinquent - accruing interest	2,211	2,489	1,608	2,113	1,582	(11)%	40%
Total non-performing loans	$36,995	$34,946	$30,966	$26,407	$30,392	6%	22%

Other real estate owned
Commercial	$594	$539	$272	$176	$360	10%	65%
Residential Real estate	631	672	769	463	641	(6)%	(1)%
Consumer	1,875	480	480	480	34	291%	5415%
Total other real estate owned	3,100	1,691	1,521	1,119	1,035	83%	200%

Other non-performing assets (1)	$3,935	$3,991	$3,228	$2,937	$—	(1)%	—%

Total non-performing assets	$44,030	$40,628	$35,715	$30,463	$31,427	8%	40%

Loan data:
Accruing 30 to 89 days past due loans	$19,379	$24,580	$24,784	$31,401	$19,034	(21)%	2%
Substandard loans	63,419	59,365	63,236	64,100	66,714	7%	(5)%
Net charge-offs (recoveries)
Commercial	$339	$436	$294	$84	$(47)	(22)%	(821)%
Residential Real estate	1	(25)	19	52	(47)	(104)%	(102)%
Consumer	285	559	518	118	963	(49)%	(70)%
Total net charge-offs	$625	$970	$831	$254	$869	(36)%	(28)%

Allowance for credit losses
Commercial	$34,997	$35,473	$34,390	$34,413	$32,640	(1)%	7%
Residential Real estate	3,183	3,183	3,082	3,229	3,167	—%	—%
Consumer	13,117	12,643	12,706	16,757	16,847	4%	(22)%
Total allowance for credit losses	$51,297	$51,299	$50,178	$54,399	$52,654	—%	(3)%

Credit quality ratios
Non-accrual loans to HFI loans	0.71%	0.67%	0.61%	0.49%	0.59%
Non-performing assets to total assets	0.67%	0.63%	0.53%	0.40%	0.41%
Annualized net charge-offs of average total loans	0.05%	0.08%	0.07%	0.02%	0.07%
Allowance for credit losses to HFI loans	1.05%	1.05%	1.04%	1.09%	1.07%
(1) Other non-performing assets consist of a single available for sale debt security placed on non-accrual status.

Horizon Bancorp, Inc. Reports First Quarter 2026 Results

		Non–GAAP Reconciliation of Net Fully-Taxable Equivalent ("FTE") Interest Margin
		(Dollars in Thousands, Unaudited)
		Three Months Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
		2026	2025	2025	2025	2025
Interest income (GAAP)	(A)	$86,651	$89,288	$92,836	$91,477	$89,175
Taxable-equivalent adjustment:
Investment securities - tax exempt (1)		676	665	1,218	1,619	1,646
Loan receivable (2)		381	390	379	382	383
Interest income (non-GAAP)	(B)	87,708	90,343	94,433	93,478	91,204
Interest expense (GAAP)	(C)	24,411	25,812	34,450	36,122	36,908
Net interest income (GAAP)	(D) =(A) - (C)	$62,240	$63,476	$58,386	$55,355	$52,267
Net FTE interest income (non-GAAP)	(E) = (B) - (C)	$63,297	$64,531	$59,983	$57,356	$54,296
Average interest earning assets	(F)	5,984,972	5,967,328	6,766,742	7,125,467	7,234,724
Net FTE interest margin (non-GAAP)	(G) = (E*) / (F)	4.29%	4.29%	3.52%	3.23%	3.04%

(1) The following represents municipal securities interest income for investment securities classified as available-for-sale and held-to-maturity
(2) The following represents municipal loan interest income for loan receivables classified as held for sale and held for investment
*Annualized

		Non–GAAP Reconciliation of Return on Average Tangible Common Equity
		(Dollars in Thousands, Unaudited)
		Three Months Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
		2026	2025	2025	2025	2025

Net income (loss) (GAAP)	(A)	$26,168	$26,921	$(221,990)	$20,644	$23,943

Average stockholders' equity	(B)	$707,916	$679,821	$731,657	$789,535	$780,269
Average intangible assets	(C)	162,148	162,838	163,552	164,320	165,138
Average tangible equity (Non-GAAP)	(D) = (B) - (C)	$545,768	$516,983	$568,105	$625,215	$615,131
Return on average tangible common equity ("ROACE") (non-GAAP)	(E) = (A*) / (D)	19.02%	20.66%	(155.03)%	13.24%	15.79%
*Annualized

		Non–GAAP Reconciliation of Tangible Common Equity to Tangible Assets
		(Dollars in Thousands, Unaudited)
		Three Months Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
		2026	2025	2025	2025	2025
Total stockholders' equity (GAAP)	(A)	$699,027	$688,251	$660,771	$790,852	$776,061
Intangible assets (end of period)	(B)	161,716	162,391	163,097	163,803	164,618
Total tangible common equity (non-GAAP)	(C) = (A) - (B)	$537,311	$525,860	$497,674	$627,049	$611,443

Total assets (GAAP)	(D)	$6,564,216	$6,436,612	$6,712,497	$7,652,051	$7,628,636
Intangible assets (end of period)	(B)	161,716	162,391	163,097	163,803	164,618
Total tangible assets (non-GAAP)	(E) = (D) - (B)	$6,402,500	$6,274,221	$6,549,400	$7,488,248	$7,464,018

Tangible common equity to tangible assets (Non-GAAP)	(G) = (C) / (E)	8.39%	8.38%	7.60%	8.37%	8.19%

Horizon Bancorp, Inc. Reports First Quarter 2026 Results

		Non–GAAP Reconciliation of Tangible Book Value Per Share
		(Dollars in Thousands, Unaudited)
		Three Months Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
		2026	2025	2025	2025	2025
Total stockholders' equity (GAAP)	(A)	$699,027	$688,251	$660,771	$790,852	$776,061
Intangible assets (end of period)	(B)	161,716	162,391	163,097	163,803	164,618
Total tangible common equity (non-GAAP)	(C) = (A) - (B)	$537,311	$525,860	$497,674	$627,049	$611,443
Common shares outstanding	(D)	51,056,888	50,978,030	50,970,530	43,801,507	43,785,932

Tangible book value per common share (non-GAAP)	(E) = (C) / (D)	$10.52	$10.32	$9.76	$14.32	$13.96